AMENDMENT DATED AUGUST 28, 2006
                            TO THE ADVISORY AGREEMENT
                             BETWEEN RYDEX ETF TRUST
                           AND PADCO ADVISORS II, INC.
                              DATED APRIL 30, 2004,
                                   AS AMENDED



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                                  AMENDMENT TO
                                   SCHEDULE A
                                     TO THE
                               ADVISORY AGREEMENT
                        DATED APRIL 30, 2004, AS AMENDED,
                                     BETWEEN
                                 RYDEX ETF TRUST
                                       AND
                             PADCO ADVISORS II, INC.

The following amendment is made to Schedule A of the Advisory Agreement between Rydex ETF Trust (the "Trust") and PADCO Advisors II, Inc. (the "Adviser"), dated April 30, 2004, as amended to date (the "Agreement"), and is hereby incorporated into and made a part of the Agreement:

Schedule A of the Agreement is amended, effective August 28, 2006, to read as follows:

The Trust will pay to the Adviser as compensation for the Adviser's services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the respective Fund in accordance with the following fee schedule:

FUND                                                  RATE

Rydex S&P Equal Weight ETF...                         0.40%
Rydex Russell Top 50 ETF..........                    0.20%
Rydex S&P 500 Pure Growth ETF                         0.35%
Rydex S&P 500 Pure Value ETF..                        0.35%
Rydex S&P MidCap 400 Pure Growth ETF                  0.35%
Rydex S&P MidCap 400 Pure Value ETF                   0.35%
Rydex S&P SmallCap 600 Pure Growth ETF                0.35%
Rydex S&P SmallCap 600 Pure Value ETF                 0.35%
RYDEX S&P EQUAL WEIGHT CONSUMER DISCRETIONARY ETF     0.50%
RYDEX S&P EQUAL WEIGHT CONSUMER STAPLES ETF           0.50%
RYDEX S&P EQUAL WEIGHT ENERGY ETF                     0.50%
RYDEX S&P EQUAL WEIGHT FINANCIALS ETF                 0.50%
RYDEX S&P EQUAL WEIGHT HEALTH CARE ETF                0.50%
RYDEX S&P EQUAL WEIGHT INDUSTRIALS ETF                0.50%
RYDEX S&P EQUAL WEIGHT MATERIALS ETF                  0.50%
RYDEX S&P EQUAL WEIGHT TECHNOLOGY ETF                 0.50%
RYDEX S&P EQUAL WEIGHT UTILITIES ETF                  0.50%


                          ADDITIONS ARE NOTED IN BOLD.

In witness whereof, the parties hereto have caused this Amendment to be executed in their names and on their behalf and through their duly-authorized officers as of the 28th day of August, 2006.



                                          RYDEX ETF TRUST


                                          By:  /s/Carl G. Verboncoeur
                                               -----------------------
                                          Name:  Carl G. Verboncoeur
                                          Title: President



                                          PADCO ADVISORS II, INC.



                                          By:  /s/Carl G. Verboncoeur
                                               -----------------------
                                          Name:  Carl G. Verboncoeur
                                          Title: Chief Executive Officer